Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO
NOTE PURCHASE AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Note Purchase Agreement, dated July 22, 2026 (the “Effective Date”), is entered into by and between Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), and The HCM Master Fund Limited (the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into that certain Note Purchase Agreement dated November 27, 2019 (the “Agreement”) pursuant to which the Purchaser purchased $15,000,000 aggregate principal amount of the Company’s 6.50% Senior Notes due November 27, 2024;

WHEREAS, the Company and the Purchaser entered into that certain Amendment to Note Purchase Agreement dated September 23, 2021 (the “Prior Amendment”) pursuant to which the Company and the Purchaser agreed to, among other things, extend the Maturity Date such that the entire unpaid principal balance of each Extended Note shall be due and payable on November 27, 2026;

WHEREAS, the Company is undertaking an orderly wind down and dissolution, including the proposed adoption and implementation of a plan of sale authorizing the sale of all or substantially all of the Company’s assets, followed by the wind down, dissolution and liquidation of the Company (collectively, the “Plan of Sale and Dissolution”);

WHEREAS, the Company and the Purchaser desire to further amend the Agreement as provided herein to permit the Company to undertake the Plan of Sale and Dissolution, subject to the terms and conditions set forth herein, to be effective as of the Effective Date; and

WHEREAS, each capitalized term that is defined in the Agreement, but that is not defined in this Amendment, shall have the meaning ascribed such term in the Agreement, as amended hereby.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments.

a.
Financial Reporting. Following the deregistration of the Company’s common stock under the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder: (i) financial information otherwise required to be filed with the U.S. Securities and Exchange Commission shall be delivered directly to the Purchaser in accordance with the notice provisions of the Agreement; and (ii) financial statements delivered pursuant to Section 7.1 of the Agreement may be prepared on a liquidation basis of accounting and may include a “going concern” qualification. None of the foregoing shall constitute a Default or Event of Default.

b.
Change in Control. Notwithstanding anything to the contrary in Section 8.8 of the Agreement, no Change in Control shall be deemed to occur as a result of: (i) the approval or implementation of the Plan of Sale and Dissolution by the Company’s board of directors or stockholders; or (ii) the termination of the investment advisory agreement with OFS Capital Management, LLC in connection with the Plan of Sale and Dissolution.

c.
Corporate Existence. Notwithstanding Section 9.5 of the Agreement, the Company and its Subsidiaries may be wound down, dissolved or otherwise cease to exist pursuant to and in furtherance of the Plan of Sale and Dissolution, provided that the Extended Notes have been paid in full or otherwise duly provided for prior to the dissolution of the Company.

d.
BDC and RIC Status. Notwithstanding Section 9.7 of the Agreement, the Company may: (i) withdraw its election to be regulated as a business development company pursuant to Section 54(c) of the Investment Company Act; and (ii) cease to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, in each case, in connection with the Plan of Sale and Dissolution.

e.
Investment Policies. Notwithstanding Section 9.8 of the Agreement, the Company may cease making new portfolio investments and otherwise alter its investment activities in connection with the implementation of the Plan of Sale and Dissolution.

f.
Restricted Payments. Section 10.2 of the Agreement is hereby amended by amending and restating clauses (a), (g) and (m) and adding a new clause (n), each in the appropriate order, as follows:

“(a) dividends with respect to the capital stock of the Company or such Subsidiary (including, for the avoidance of doubt, pursuant to any distribution or dividend reinvestment plan of the Company or such Subsidiary) to the extent payable in additional shares of the stock, units or interests of the Company or such Subsidiary, provided that the Company shall not increase its regular monthly dividend above its current rate of $0.01 per share until all outstanding principal of, and accrued interest on, the Notes have been paid in full or duly provided for;”

“(g) Restricted Payments for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests of the Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate thereof) of the Company or any subsidiary, provided that the Company shall not conduct any tender offer, redemption or repurchase of its equity securities prior to all outstanding principal of, and accrued interest on, the Notes have been paid in full or duly provided for;”

“(m) any Restricted Payments, so long as after giving pro forma effect to such Restricted Payment, the Company is in compliance with Section 10.6, provided that this clause (m) shall not permit: (i) any increase in the Company’s regular monthly dividend above the current rate of $0.01 per share; (ii) any tender offer, redemption or repurchase of the Company’s equity securities; or (iii) any liquidating distribution to stockholders pursuant to the wind down, dissolution and liquidation of the Company, in each case until all outstanding principal of, and accrued interest on, the Notes have been paid in full or duly provided for;”

“(n) liquidating distributions to stockholders pursuant to the wind down, dissolution and liquidation of the Company, provided that all outstanding principal of, and accrued interest on, the Notes have been paid in full or duly provided for prior to any such liquidating distribution;”

g.
Line of Business. Notwithstanding Section 10.3 of the Agreement, the Company may cease ordinary course investment activities and operate in a wind down posture in connection with the Plan of Sale and Dissolution.

h.
Asset Coverage Ratio. Notwithstanding Section 10.6 of the Agreement, no Default or Event of Default shall arise solely from any deterioration in the asset coverage ratio resulting from asset sales, distributions or other actions taken in furtherance of the Plan of Sale and Dissolution.

i.
Event of Default. Notwithstanding anything to the contrary in the Agreement (including Sections 11(f) and 11(g)), neither: (i) any action taken by the Company in furtherance of the Plan of Sale and Dissolution in accordance with this Amendment; nor (ii) the solvent wind down, dissolution or liquidation of the Company pursuant to the Plan of Sale and Dissolution, shall constitute a Default or Event of Default under Section 11 of the Agreement.

j.
Effect on Note Purchase Agreement. On and after the Effective Date, each reference in the Agreement and the Extended Notes to “the Note Purchase Agreement,” “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Agreement as amended hereby.

2.
Miscellaneous.

a.
Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect.
b.
Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
c.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
d.
Electronic Signatures. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
e.
Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
f.
Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Purchaser, intending to be legally bound, has executed this Amendment to the Note Purchase Agreement, to be effective and binding as of the Effective Date.

HANCOCK PARK CORPORATE INCOME, INC.

By: /s/ Tod K.Reichert Name: Tod K. Reichert Title: Corporate Secretary

THE HCM MASTER FUND LIMITED

By: /s/ Erik M. Herzfeld Name: Erik M. Herzfeld Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Note Purchase Agreement]